STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Boston, MA — February 12, 2025 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the fourth quarter and full year ended December 31, 2024.

“The Company delivered another positive end to the year with increased acquisition activity and strong operating results,” said Bill Crooker, President and Chief Executive Officer of the Company. “STAG looks forward to 2025 as we continue to grow productivity and efficiency across our acquisition, operating and development platforms.”

Fourth Quarter and Full Year 2024 Highlights

•Reported $0.28 of net income per basic and diluted common share for the fourth quarter of 2024, compared to $0.23 of net income per basic and diluted common share for the fourth quarter of 2023. Reported $50.9 million of net income attributable to common stockholders for the fourth quarter of 2024, compared to net income attributable to common stockholders of $41.7 million for the fourth quarter of 2023.

•Achieved $0.61 of Core FFO per diluted share for the fourth quarter of 2024, an increase of 5.2% compared to the fourth quarter of 2023 Core FFO per diluted share of $0.58. Achieved $2.40 of Core FFO per diluted share for the year ended December 31, 2024, an increase of 4.8% compared to $2.29 of Core FFO per diluted share for the year ended December 31, 2023.

•Produced Cash NOI of $155.5 million for the fourth quarter of 2024, an increase of 8.6% compared to the fourth quarter of 2023 of $143.1 million. Produced Cash NOI of $597.8 million for the year ended December 31, 2024, an increase of 8.5% compared to the year ended December 31, 2023 of $550.9 million.

•Produced Same Store Cash NOI of $139.2 million for the fourth quarter of 2024, an increase of 4.4% compared to the fourth quarter of 2023 of $133.4 million. Produced Same Store Cash NOI of $550.2 million for the year ended December 31, 2024, an increase of 5.8% compared to the year ended December 31, 2023 of $520.3 million.

•Produced Cash Available for Distribution of $88.6 million for the fourth quarter of 2024, an increase of 1.6% compared to the fourth quarter of 2023 of $87.2 million. Produced Cash Available for Distribution of $369.8 million for the year ended December 31, 2024, an increase of 2.4% compared to the year ended December 31, 2023 of $361.3 million.

•Acquired 15 buildings in the fourth quarter of 2024, consisting of 2.4 million square feet, for $293.7 million, with a Cash Capitalization Rate of 6.2% and a Straight-Line Capitalization Rate of 6.9%.

•Acquired one vacant land parcel in the fourth quarter of 2024 for $8.9 million as part of a joint venture. This asset is excluded from the acquisition statistics above.

•Sold two buildings in the fourth quarter of 2024, consisting of 366,599 square feet, for $29.4 million.

•Achieved an Occupancy Rate of 96.5% on the total portfolio and 97.3% on the Operating Portfolio as of December 31, 2024.

•Commenced Operating Portfolio leases of 2.4 million square feet for the fourth quarter of 2024, resulting in a Cash Rent Change and Straight-Line Rent Change of 19.4% and 34.9%, respectively.

•Experienced 76.9% Retention for 2.8 million square feet of leases expiring in the quarter.

•On October 1, 2024, the Company paid at maturity its $50 million fixed rate senior unsecured note.

•In the fourth quarter, the Company settled the remaining net proceeds of $167.7 million related to forward sales that have been completed since the fourth quarter of 2023 through the Company's At-The-Market ("ATM") offering program.

•As of February 11, 2025, addressed 70.2% of expected 2025 new and renewal leasing, consisting of 9.7 million square feet, achieving Cash Rent Change of 23.8%.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Thursday, February 13, 2025 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

FOURTH QUARTER AND FULL YEAR 2024 KEY FINANCIAL MEASURES

	Three months ended December 31,			Year ended December 31,
Metrics	2024	2023	% Change	2024	2023	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$50,910	$41,680	22.1%	$189,038	$192,633	(1.9)%
Net income per common share — basic	$0.28	$0.23	21.7%	$1.04	$1.07	(2.8)%
Net income per common share — diluted	$0.28	$0.23	21.7%	$1.04	$1.07	(2.8)%
Cash NOI	$155,470	$143,131	8.6%	$597,789	$550,929	8.5%
Same Store Cash NOI (1)	$139,210	$133,358	4.4%	$550,246	$520,315	5.8%
Adjusted EBITDAre	$145,216	$133,207	9.0%	$557,350	$511,893	8.9%
Core FFO	$113,515	$108,538	4.6%	$446,466	$422,375	5.7%
Core FFO per share / unit — basic	$0.61	$0.59	3.4%	$2.40	$2.29	4.8%
Core FFO per share / unit — diluted	$0.61	$0.58	5.2%	$2.40	$2.29	4.8%
Cash Available for Distribution	$88,597	$87,168	1.6%	$369,814	$361,278	2.4%
(1) The Same Store pool accounted for 91.3% of the total portfolio square footage as of December 31, 2024.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition, Development and Disposition Activity
For the three months ended December 31, 2024, the Company acquired fifteen buildings for $293.7 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

FOURTH QUARTER 2024 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Minneapolis, MN	10/10/2024	360,000	1	$43,288	6.7
Minneapolis, MN	10/15/2024	126,000	1	23,331	9.5
Minneapolis, MN	10/30/2024	96,096	1	13,896	3.1
Philadelphia, PA	10/31/2024	69,492	1	12,443	7.0
Phoenix, AZ	11/7/2024	80,000	1	14,707	7.0
Kansas City, MO	11/12/2024	676,000	2	55,651	7.6
Chicago, IL	12/3/2024	725,917	5	73,230	7.1
Charlotte, NC	12/5/2024	86,749	1	12,981	1.1
Salt Lake City, UT	12/10/2024	172,847	1	34,615	9.7
Sacramento, CA	12/30/2024	55,064	1	9,536	1.0
Total / weighted average		2,448,165	15	$293,678	7.0	6.2%	6.9%

In the fourth quarter, the Company acquired one vacant land parcel for $8.9 million as part of a joint venture. This asset is excluded from the acquisition activity statistics above.

The chart below details the 2024 acquisition activity and pipeline through February 11, 2025:

2024 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	697,500	1	$50,073	6.8	6.1%	6.8%
Q2	2,193,684	10	225,622	4.4	6.7%	7.0%
Q3	613,839	6	112,997	6.2	6.7%	7.2%
Q4	2,448,165	15	293,678	7.0	6.2%	6.9%
Total / weighted average	5,953,188	32	$682,370	6.0	6.4%	7.0%

As of February 11, 2025
Subsequent to quarter-end acquisitions	161,600	1	$16.6 million

Pipeline	30.8 million	180	$3.7 billion

During the year ended December 31, 2024, the Company acquired four vacant land parcels for $28.0 million. These assets are excluded from the acquisition activity statistics above.

The chart below details the disposition activity for the year ended December 31, 2024:

2024 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	—	—	$—
Q2	1,106,217	7	78,196
Q3	177,071	1	22,550
Q4	366,599	2	29,410
Total	1,649,887	10	$130,156

Subsequent to quarter end, the Company sold one building, consisting of 337,391 square feet, for $67.0 million in Nashua, New Hampshire.
Leasing Activity
The chart below details the leasing activity for leases commenced during the three months ended December 31, 2024:

FOURTH QUARTER 2024 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	279,690	4	4.7	$5.38	$5.69	$1.76	$0.27	15.3%	21.6%
Renewal Leases	2,139,340	19	4.9	$6.67	$7.12	$0.94	$0.11	19.9%	36.5%	76.9%
Total / weighted average	2,419,030	23	4.9	$6.52	$6.96	$1.03	$0.13	19.4%	34.9%

The chart below details the leasing activity for leases commenced during the year ended December 31, 2024:

2024 FULL YEAR OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	2,861,955	19	4.5	$5.63	$5.80	$1.54	$0.43	22.6%	31.1%
Renewal Leases	10,675,681	79	4.7	$6.23	$6.60	$0.99	$0.24	29.8%	44.5%	76.6%
Total / weighted average	13,537,636	98	4.7	$6.10	$6.43	$1.11	$0.28	28.3%	41.8%

Additionally, for the three months and year ended December 31, 2024, leases commenced totaling 39,000 and 622,332 square feet, respectively, related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

As of February 11, 2025, addressed 70.2% of expected 2025 new and renewal leasing, consisting of 9.7 million square feet, achieving Cash Rent Change of 23.8%.

Capital Markets Activity
On October 1, 2024, the Company paid at maturity its $50 million fixed rate senior unsecured note.
In the fourth quarter of 2024, the Company sold 79,500 shares on a forward basis under the ATM common stock offering program at an average share price of $39.12, or $3.1 million.
In the fourth quarter of 2024, the Company settled the remaining net proceeds of $167.7 million related to forward sales that have been completed since the fourth quarter of 2023, including the Q4 2024 issuance, under the Company's ATM offering program.
As of December 31, 2024, Net Debt to Annualized Run Rate Adjusted EBITDAre was 5.2x and Liquidity was $623.1 million.

Conference Call

The Company will host a conference call tomorrow, Thursday, February 13, 2025, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13750737.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	December 31, 2024	December 31, 2023
Assets
Rental Property:
Land	$771,794	$698,633
Buildings and improvements, net of accumulated depreciation of $1,085,866 and $921,846, respectively	5,295,120	4,838,522
Deferred leasing intangibles, net of accumulated amortization of $386,627 and $360,094, respectively	428,865	435,722
Total rental property, net	6,495,779	5,972,877
Cash and cash equivalents	36,284	20,741
Restricted cash	1,109	1,127
Tenant accounts receivable	136,357	128,274
Prepaid expenses and other assets	96,189	80,455
Interest rate swaps	36,466	50,418
Operating lease right-of-use assets	31,151	29,566
Total assets	$6,833,335	$6,283,458
Liabilities and Equity
Liabilities:
Unsecured credit facility	$409,000	$402,000
Unsecured term loans, net	1,021,848	1,021,773
Unsecured notes, net	1,594,092	1,195,872
Mortgage note, net	4,195	4,401
Accounts payable, accrued expenses and other liabilities	126,811	83,152
Tenant prepaid rent and security deposits	56,173	44,238
Dividends and distributions payable	23,469	22,726
Deferred leasing intangibles, net of accumulated amortization of $31,368 and $26,613, respectively	33,335	29,908
Operating lease liabilities	35,304	33,577
Total liabilities	3,304,227	2,837,647
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at December 31, 2024 and December 31, 2023; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at December 31, 2024 and December 31, 2023, 186,517,523 and 181,690,867 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,865	1,817
Additional paid-in capital	4,449,964	4,272,376
Cumulative dividends in excess of earnings	(1,029,757)	(948,720)
Accumulated other comprehensive income	35,579	49,207
Total stockholders’ equity	3,457,651	3,374,680
Noncontrolling interest in operating partnership	69,932	71,131
Noncontrolling interest in joint ventures	1,525	—
Total equity	3,529,108	3,445,811
Total liabilities and equity	$6,833,335	$6,283,458

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue
Rental income	$198,737	$182,595	$762,892	$705,160
Other income	588	712	4,492	2,675
Total revenue	199,325	183,307	767,384	707,835
Expenses
Property	40,264	36,611	154,828	139,596
General and administrative	12,444	11,658	49,202	47,491
Depreciation and amortization	73,864	71,248	293,077	278,447
Loss on impairment	—	—	4,967	—
Other expenses	629	584	2,332	4,693
Total expenses	127,201	120,101	504,406	470,227
Other income (expense)
Interest and other income	5	15	44	68
Interest expense	(31,671)	(25,350)	(113,169)	(94,575)
Debt extinguishment and modification expenses	—	—	(703)	—
Gain on involuntary conversion	2,558	—	11,843	—
Gain on the sales of rental property, net	8,992	4,757	32,273	54,100
Total other income (expense)	(20,116)	(20,578)	(69,712)	(40,407)
Net income	52,008	42,628	193,266	197,201
Less: income attributable to noncontrolling interest in operating partnership	1,054	895	4,046	4,356
Net income attributable to STAG Industrial, Inc.	50,954	41,733	189,220	192,845
Less: amount allocated to participating securities	44	53	182	212
Net income attributable to common stockholders	$50,910	$41,680	$189,038	$192,633

Weighted average common shares outstanding — basic	182,936	181,442	182,160	180,221
Weighted average common shares outstanding — diluted	183,199	181,999	182,404	180,555

Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.28	$0.23	$1.04	$1.07
Net income per share attributable to common stockholders — diluted	$0.28	$0.23	$1.04	$1.07

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
NET OPERATING INCOME RECONCILIATION
Net income	$52,008	$42,628	$193,266	$197,201
General and administrative	12,444	11,658	49,202	47,491
Depreciation and amortization	73,864	71,248	293,077	278,447
Interest and other income	(5)	(15)	(44)	(68)
Interest expense	31,671	25,350	113,169	94,575
Loss on impairment	—	—	4,967	—
Gain on involuntary conversion	(2,558)	—	(11,843)	—
Debt extinguishment and modification expenses	—	—	703	—
Other expenses	629	584	2,332	4,693
Gain on the sales of rental property, net	(8,992)	(4,757)	(32,273)	(54,100)
Net operating income	$159,061	$146,696	$612,556	$568,239

Net operating income	$159,061	$146,696	$612,556	$568,239
Rental property straight-line rent adjustments, net	(2,987)	(3,168)	(14,165)	(16,423)
Amortization of above and below market leases, net	(604)	(397)	(602)	(887)
Cash net operating income	$155,470	$143,131	$597,789	$550,929

Cash net operating income	$155,470
Cash NOI from acquisitions' and dispositions' timing	1,957
Cash termination, solar and other income	(2,209)
Run Rate Cash NOI	$155,218

Same Store Portfolio NOI
Total NOI	$159,061	$146,696	$612,556	$568,239
Less: NOI non-same-store properties	(16,034)	(9,011)	(46,258)	(26,910)
Termination, solar and other adjustments, net	(945)	(1,176)	(5,285)	(3,789)
Same Store NOI	$142,082	$136,509	$561,013	$537,540
Less: straight-line rent adjustments, net	(2,896)	(3,120)	(11,054)	(16,794)
Plus: amortization of above and below market leases, net	24	(31)	287	(431)
Same Store Cash NOI	$139,210	$133,358	$550,246	$520,315

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$52,008	$42,628	$193,266	$197,201
Depreciation and amortization	73,864	71,248	293,077	278,447
Interest and other income	(5)	(15)	(44)	(68)
Interest expense	31,671	25,350	113,169	94,575
Loss on impairment	—	—	4,967	—
Gain on the sales of rental property, net	(8,992)	(4,757)	(32,273)	(54,100)
EBITDAre	$148,546	$134,454	$572,162	$516,055

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$148,546	$134,454	$572,162	$516,055
Straight-line rent adjustments, net	(3,063)	(3,234)	(14,447)	(16,648)
Amortization of above and below market leases, net	(604)	(397)	(602)	(887)
Non-cash compensation expense	2,914	2,480	11,727	11,467
Non-recurring other items	(19)	(96)	(350)	1,906
Gain on involuntary conversion	(2,558)	—	(11,843)	—
Debt extinguishment and modification expenses	—	—	703	—
Adjusted EBITDAre	$145,216	$133,207	$557,350	$511,893

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$52,008	$42,628	$193,266	$197,201
Rental property depreciation and amortization	73,779	71,187	292,781	278,216
Loss on impairment	—	—	4,967	—
Gain on the sales of rental property, net	(8,992)	(4,757)	(32,273)	(54,100)
Funds from operations	$116,795	$109,058	$458,741	$421,317
Amount allocated to restricted shares of common stock and unvested units	(118)	(123)	(533)	(546)
Funds from operations attributable to common stockholders and unit holders	$116,677	$108,935	$458,208	$420,771

Funds from operations attributable to common stockholders and unit holders	$116,677	$108,935	$458,208	$420,771
Amortization of above and below market leases, net	(604)	(397)	(602)	(887)
Non-recurring dead deal costs and other	—	—	—	2,491
Debt extinguishment and modification expenses	—	—	703	—
Gain on involuntary conversion	(2,558)	—	(11,843)	—
Core funds from operations	$113,515	$108,538	$446,466	$422,375

Weighted average common shares and units
Weighted average common shares outstanding	182,936	181,442	182,160	180,221
Weighted average units outstanding	3,567	3,735	3,655	3,845
Weighted average common shares and units - basic	186,503	185,177	185,815	184,066
Dilutive shares	263	557	244	334
Weighted average common shares, units, and other dilutive shares - diluted	186,766	185,734	186,059	184,400
Core funds from operations per share / unit - basic	$0.61	$0.59	$2.40	$2.29
Core funds from operations per share / unit - diluted	$0.61	$0.58	$2.40	$2.29

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$113,515	$108,538	$446,466	$422,375
Amount allocated to restricted shares of common stock and unvested units	118	123	533	546
Non-rental property depreciation and amortization	85	61	296	231
Straight-line rent adjustments, net	(3,063)	(3,234)	(14,447)	(16,648)
Capital expenditures	(17,704)	(15,410)	(46,080)	(37,779)
Capital expenditures reimbursed by tenants	(1,230)	(374)	(6,029)	(1,702)
Lease commissions and tenant improvements	(7,343)	(5,997)	(27,158)	(21,117)
Non-cash portion of interest expense	1,305	981	4,506	3,905
Non-cash compensation expense	2,914	2,480	11,727	11,467
Cash available for distribution	$88,597	$87,168	$369,814	$361,278

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, Run Rate Adjusted EBITDAre, and Annualized Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We define Annualized Run Rate Adjusted EBITDAre as Run Rate Adjusted EBITDAre excluding allowable one-time items multiplied by four plus allowable one-time items.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CBRE-EA based on the building address. If the building is located outside of a CBRE-EA defined market, the city and state is reflected.

Net Debt: We define Net Debt as the outstanding principal balance of the Company's total debt, less cash and cash equivalents.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all buildings that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office buildings, buildings contained in the Value Add Portfolio, and buildings classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Repositioning: We define Repositioning as significant capital improvements made to improve the functionality of a building without causing material disruption to the tenant or Occupancy Rate. Buildings undergoing Repositioning remain in the Operating Portfolio.
Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. The results for Same Store properties exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures. Same Store properties exclude Operating Portfolio properties with expansions placed into service or transferred from the Value Add Portfolio to the Operating Portfolio after January 1, 2023.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years, assuming that tenants exercise no renewal options, purchase options, or early termination rights, as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.